As filed with the Securities and Exchange Commission on February 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4151777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 East Main Street

Warsaw, Indiana 46580

(574) 267-6131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad F. Phipps

Senior Vice President,

General Counsel and Secretary

Zimmer Biomet Holdings, Inc.

345 East Main Street

Warsaw, Indiana 46580

(574) 267-6131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Janelle Blankenship

Christine G. Long

Faegre Baker Daniels LLP

600 East 96th Street

Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An unspecified aggregate initial offering price or number of shares of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued or become issuable after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	The registrant will pay registration fees pursuant to Rule 456(b) and Rule 457(r) under the Securities Act in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) under the Securities Act to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

PROSPECTUS

ZIMMER BIOMET HOLDINGS, INC.

Common Stock

This prospectus relates to the potential resale from time to time by the selling stockholders of shares of our common stock in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold and information about the selling stockholders, including the relationship between the selling stockholders and us, may be described in a supplement to this prospectus, if appropriate. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. Any prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus.

Selling stockholders that are affiliates of Zimmer Biomet Holdings, Inc. may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

Our common stock is traded on the New York Stock Exchange under the symbol “ZBH.” The last reported closing sale price of our common stock on the New York Stock Exchange on February 3, 2016 was $97.26 per share.

We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock. The selling stockholders may offer and sell shares of common stock directly to or through one or more underwriters, brokers-dealers or agents, or directly to one or more purchasers and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, on a continuous or delayed basis. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2016

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using an automatic “shelf” registration process. By using a shelf registration statement, the selling stockholders to be named in a prospectus supplement or an amendment to the registration statement of which this prospectus is a part may, from time to time, sell shares of our common stock in one or more offerings. Each time that the selling stockholders sell shares of our common stock, we will, if appropriate, provide a prospectus supplement to accompany a sale by the selling stockholders that will contain specific information about the terms of that offering or file an amendment to the registration statement of which this prospectus is a part that will name certain selling stockholders who may, from time to time, sell shares of our common stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. Any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any amendment, any applicable prospectus supplement or any related free writing prospectus, you should rely upon the information in the amendment, prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our common stock, you should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” and similar terms in this prospectus refer to Zimmer Biomet Holdings, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any amendment, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” “should,” “would,” “could,” “predict,” “potential,” “project, “target,” “forecast, “strategy,” “future,” “opportunity,” “assume,” “guide” and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

These risks and uncertainties include those described under the heading “Risk Factors” in this prospectus and the accompanying prospectus supplement and under the same heading in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. Given these uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

ZIMMER BIOMET HOLDINGS, INC.

We are a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products. We have operations in more than 25 countries and sell products in more than 100 countries.

We were formed as a Delaware corporation in 2001. Our history dates to 1927, when Zimmer Manufacturing Company, a predecessor, was founded in Warsaw, Indiana. On August 6, 2001, we were spun off from our former parent and became an independent public company. On June 24, 2015, we completed our merger with LVB Acquisition, Inc., the parent company of Biomet, Inc. In connection with the merger, we changed our name from Zimmer Holdings, Inc. to Zimmer Biomet Holdings, Inc.

Our principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580. Our telephone number is (574) 267-6131. Our Internet website address is www.zimmerbiomet.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus.

If you want to find more information about us, please see the section entitled “Where You Can Find More Information” in this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties contained in the applicable prospectus supplement and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, all of which are incorporated by reference herein in their entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC, as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by any selling stockholder.

PLAN OF DISTRIBUTION

We are registering the common stock issued to the selling stockholders to permit the resale of these shares of common stock by holders of the common stock from time to time after the date of this prospectus.

The selling stockholders may sell shares of our common stock to or through underwriters, brokers-dealers or agents and/or directly to one or more purchasers. Shares of our common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the below methods when selling shares of our common stock:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144, Regulation S, Section 4(a)(1) or other exemptions from the registration requirements of the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Each time that any of the selling stockholders sell common stock covered by this prospectus, we will, if appropriate, provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of such offering, including (i) the name or names of any underwriters, broker-dealers or agents and the amounts of common stock underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the common stock and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional shares of common stock from the selling stockholders; (iv) any underwriting discounts, concessions or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering and (vi) any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Unless otherwise indicated in an applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

If a broker-dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the broker-dealer, as agent or principal. If acting as principal, the broker-dealer may then resell the common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the applicable prospectus supplement that the underwriter will use to make resales of the common stock to the public. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the underwriting agreement. Unless otherwise indicated in the applicable prospectus supplement, the underwriters will be obligated to purchase all of the offered shares if they purchase any of the offered shares. In connection with the sale of the common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through broker-dealers, and those broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

Underwriters, broker-dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, broker-dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the New York Stock Exchange under the symbol “ZBH.” To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to broker-dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. This description may not contain all of the information that is important to you. You should read our Restated Certificate of Incorporation, Restated By-Laws, and the Stockholders Agreement (as defined below), copies of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law, as amended (the “DGCL”). The summary below is qualified in its entirety by reference to our Restated Certificate of Incorporation, our Restated By-Laws, the Stockholders Agreement and the DGCL.

Authorized Stock

Our authorized capital stock consists of one billion shares of common stock, par value $0.01 per share, of which 201,411,755 shares were outstanding as of February 2, 2016, and 250 million shares of preferred stock, par value $0.01 per share, of which none were outstanding as of that date. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. The holders of shares of common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of common stock are entitled to receive such dividends as our board of directors may from time to time, and in its discretion, declare from any assets legally available therefor.

The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in our remaining assets.

Our common stock is traded on the New York Stock Exchange under the symbol “ZBH.”

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

We currently have no shares of preferred stock outstanding.

Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the stockholders, determine and set forth in a designation, the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Restated Certificate of Incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and non-assessable.

The Stockholders Agreement

In connection with the entry into the merger agreement related to our merger with LVB Acquisition, Inc., the parent company of Biomet, Inc., we entered into a Stockholders Agreement dated as of April 24, 2014 and amended as of March 30, 2015, or the Stockholders Agreement, with LVB Acquisition Holding, LLC, or the LVB Stockholder, and the other signatories thereto, or the sponsor funds. The Stockholders Agreement became effective as of the closing date of the merger, June 24, 2015, and sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board of directors, the acquisition of additional equity interests in us, prohibitions on taking certain actions relating to our company, transfer restrictions, voting arrangements and registration rights.

Pursuant to the Stockholders Agreement, on the closing date of the merger, our board of directors increased the number of directors on our board of directors by two and appointed two individuals selected by the sponsor funds as directors. The Stockholders Agreement provides that at each future annual or special meeting of our stockholders at which directors are to be elected to our board of directors, we will nominate and use our reasonable best efforts to cause our stockholders to elect to our board of directors the following number of individuals designated by the LVB Stockholder (or, in certain circumstances, its transferees):

•	two individuals, so long as the number of shares of our common stock beneficially owned by the LVB Stockholder and its affiliates continues to represent 60% or more of the shares of our common stock acquired by the LVB Stockholder as merger consideration at the closing of the merger; and

•	one individual, so long as the number of shares of our common stock beneficially owned by the LVB Stockholder and its affiliates continues to represent 30% or more but less than 60% of the shares of our common stock acquired by the LVB Stockholder as merger consideration at the closing of the merger.

The rights of the LVB Stockholder (or, in certain circumstances, its transferees) to designate individual(s) for nomination to our board of directors pursuant to the Stockholders Agreement will terminate if:

•	the number of shares of our common stock beneficially owned by the LVB Stockholder and its affiliates represents less than 30% of the shares of our common stock acquired by the LVB Stockholder as merger consideration at the closing; or

•	the sponsor funds, together with certain of their affiliates, cease to own a majority of the voting securities of the LVB Stockholder, subject to certain exceptions.

In the event that the LVB Stockholder is dissolved or liquidated or otherwise ceases to exist prior to the occurrence of either of the two termination events described above, the rights of the LVB Stockholder to designate individual(s) for nomination to our board of directors will become rights of the sponsor funds, subject to certain conditions.

The Stockholders Agreement generally restricts any transfers of the shares of our common stock by the LVB Stockholder or any of the sponsor funds, subject to certain exceptions. The LVB Stockholder and its permitted transferees will be entitled to certain demand registration rights after six months following the closing of the merger and to certain piggyback registration rights and shelf registration rights after three months following the closing of the merger, in each case, subject to certain limitations.

The Stockholders Agreement contains a standstill provision which is effective until the later of (i) the date on which the number of shares of our common stock beneficially owned by the LVB Stockholder (or, in certain circumstances, its transferees) represents less than 30% of the shares of our common stock acquired by the LVB Stockholder as consideration in the merger and (ii) one year after the date on which there are no individuals nominated by the LVB Stockholder (or the sponsor funds, if applicable) sitting on our board of directors and the LVB Stockholder no longer has any rights to designate any individuals for nomination to our board of directors. The standstill provision does not survive the termination of the Stockholders Agreement. In addition, the Stockholders Agreement limits the ability of the sponsor funds to influence our management and propose or enter into certain extraordinary transactions involving us.

The directors designated by the LVB Stockholder are granted certain information and access rights to information related to the management, operations and finances of us and our subsidiaries, as and when provided to our non-management directors. The LVB Stockholder (or, in certain circumstances, its transferees) are obligated to keep confidential certain information of ours, subject to certain exceptions, including the ability to share confidential information with the sponsor funds.

The Stockholders Agreement will automatically terminate upon the earlier to occur of (i) the date that all the directors nominated by the LVB Stockholder have resigned from our board of directors and (ii) the date that the LVB Stockholder and its affiliates, in the aggregate, beneficially own less than 3% of the total number of votes that may be cast in the election of our directors, subject to certain conditions.

Restrictions on Change in Control

See “Important Provisions of Our Governing Documents and Delaware Law” below for a description of certain provisions in our Restated Certificate of Incorporation and Restated By-Laws that may have the effect of delaying, deferring or preventing a change in control.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW

Our Restated Certificate of Incorporation and Restated By-Laws and certain provisions of the DGCL may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

Delaware Anti-Takeover Law

We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years after the time at which the person became an interested stockholder unless:

•	prior to that time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; or

•	upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation’s outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or

•	the business combination is approved by both the board of directors and by holders of at least 66 2⁄3% of the corporation’s outstanding voting stock at a meeting and not by written consent, excluding shares owned by the interested stockholder.

For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” “Interested stockholder” means a person who, together with its affiliates and associates, owns, or under certain circumstances has owned, within the prior three years, 15% or more of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not made this election.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Restated By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders. This procedure provides that:

•	the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the board of directors, or by a stockholder who has given timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected, and

•	the only business that may be conducted at an annual meeting is business that has been brought before the meeting by or at the direction of the chairman of the board of directors or by a stockholder who has given timely written notice to the Secretary of the stockholder’s intention to bring the business before the meeting.

In general, we must receive written notice of stockholder nominations to be made or business to be brought at an annual meeting no later than the 90th calendar day nor earlier than the 120th calendar day prior to the first anniversary of the date of the previous year’s annual meeting, in order for the notice to be timely. The notice must contain information concerning the person or persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

The purposes of requiring stockholders to give us advance notice of nominations and other business include the following:

•	to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business;

•	to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business; and

•	to provide a more orderly procedure for conducting meetings of stockholders.

Our Restated By-Laws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action. However, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Our Restated By-Laws may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our stockholders.

Director Action

Our Restated By-Laws and the DGCL generally require that a majority of a quorum is necessary to approve any matter to come before the board of directors.

Director Liability Limitation and Indemnification

Our Restated Certificate of Incorporation provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. This will not, however, eliminate or limit the liability of a director for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any matter in respect of which the director would be liable under Section 174 of the DGCL.

These provisions may discourage stockholders’ actions against directors. Directors’ personal liability for violating the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director.

Our Restated Certificate of Incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that:

•	he is or was our director or officer, or

•	while a director or officer of ours, he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

We will indemnify such persons against the expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit or proceeding if the following standards are met:

•	the person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The DGCL provides that indemnification is mandatory where a director or officer has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

The DGCL generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third-party actions, provided the following determination is made:

•	the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or

•	in a criminal proceeding, the person had no reasonable cause to believe his conduct to be unlawful.

The determination must be made by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable.

Under Delaware law, the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

The right of indemnification, including the right to receive payment in advance of expenses, conferred by our Restated Certificate of Incorporation is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

We have entered into indemnification agreements with our directors and executive officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our Restated By-Laws provide that, unless we consent in writing to an alternative forum, a state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of ours to us or our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee of ours arising pursuant to any provision of the DGCL or our Restated Certificate of Incorporation or Restated By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any director, officer or other employee of ours governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may have the effect of discouraging lawsuits against us or our directors and officers. The enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provision contained in our Restated By-Laws to be inapplicable or unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial reporting) of Zimmer Biomet Holdings, Inc. incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the audited historical consolidated financial statements of LVB Acquisition, Inc. as of and for the year ended May 31, 2015 included as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LVB Acquisition, Inc. and subsidiaries as of May 31, 2014 and for the years ended May 31, 2014 and 2013, incorporated in this Prospectus by reference from our Current Report on Form 8-K filed with the SEC on January 28, 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. These SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document filed with the SEC by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Our Exchange Act filing number is 001-16407.

Until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, unless expressly provided otherwise in a prospectus supplement, we do not incorporate by reference any Form SD or any documents or information deemed to have been furnished and not filed in accordance with the SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015;

•	Our Current Reports on Form 8-K or 8-K/A filed on February 10, 2015, March 10, 2015, March 11, 2015, March 12, 2015, March 18, 2015, March 19, 2015, March 25, 2015, March 30, 2015, April 1, 2015, April 13, 2015, May 7, 2015, May 29, 2015, June 26, 2015, August 7, 2015, January 7, 2016 and January 28, 2016 (the second Form 8-K filed on such date); and

•	The description of our common stock contained in our Registration Statement on Form 10-12B, filed on March 26, 2001, including any amendment or report filed for the purpose of updating such description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document) upon written or oral request and at no cost to the requester. Requests should be directed to: Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana, 46580, Attention: Corporate Secretary (574) 267-6131. We also make available, free of charge, on or through our Internet website (http://www.zimmerbiomet.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet website in this prospectus, other than the documents listed in the preceding paragraph.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the securities being registered hereby, all of which are to be paid by the registrant. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing	$	**
Miscellaneous	$	**

Total	$	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The registrant’s Restated Certificate of Incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended to provide broader indemnification rights than authorized prior to such amendment. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the restated certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Restated Certificate of Incorporation also specifically authorized the registrant to maintain insurance and to grant similar indemnification rights to its employees or agents.

The registrant has provided, consistent with the DGCL, in its Restated Certificate of Incorporation that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transactions from which the director derived an improper personal benefit; or

•	any matter in respect of which the director would be liable under Section 174 of the DGCL.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

The registrant has entered into indemnification agreements with its directors and executive officers providing for mandatory indemnification and advancement of expenses to the fullest extent permitted by applicable law.

In addition, the registrant has a directors’ and officers’ liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

We expect that the underwriting agreement with respect to each offering of securities under this registration statement will contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act.

Item 16.	Exhibits.

The list of exhibits is incorporated by reference to the Exhibit Index on page E-1.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on February 4, 2016.

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ David C. Dvorak
David C. Dvorak
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of David C. Dvorak, Daniel P. Florin and Chad F. Phipps, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of David C. Dvorak, Daniel P. Florin and Chad F. Phipps, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David C. Dvorak David C. Dvorak	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2016

/s/ Daniel P. Florin Daniel P. Florin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2016

/s/ Tony W. Collins Tony W. Collins	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 4, 2016

/s/ Larry C. Glasscock Larry C. Glasscock	Chairman of the Board and Director	February 4, 2016

/s/ Christopher B. Begley Christopher B. Begley	Director	February 4, 2016

/s/ Betsy J. Bernard Betsy J. Bernard	Director	February 4, 2016

Signature	Title	Date

/s/ Paul M. Bisaro Paul M. Bisaro	Director	February 4, 2016

/s/ Gail K. Boudreaux Gail K. Boudreaux	Director	February 4, 2016

/s/ Michael J. Farrell Michael J. Farrell	Director	February 4, 2016

/s/ Robert A. Hagemann Robert A. Hagemann	Director	February 4, 2016

/s/ Arthur J. Higgins Arthur J. Higgins	Director	February 4, 2016

/s/ Michael W. Michelson Michael W. Michelson	Director	February 4, 2016

/s/ Cecil B. Pickett, Ph.D. Cecil B. Pickett, Ph.D.	Director	February 4, 2016

/s/ Jeffrey K. Rhodes Jeffrey K. Rhodes	Director	February 4, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1*	Form of underwriting or purchase agreement.

4.1	Restated Certificate of Incorporation of Zimmer Biomet Holdings, Inc. dated June 24, 2015 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed June 26, 2015).

4.2	Restated By-Laws of Zimmer Biomet Holdings, Inc. effective June 24, 2015 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed June 26, 2015).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 10, 2015).

4.4	Stockholders Agreement, dated as of April 24, 2014, by and among the Registrant, LVB Acquisition Holding, LLC, and the other signatories thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed April 30, 2014).

4.5	Amendment No. 1, dated as of March 30, 2015, to Stockholders Agreement, dated as of April 24, 2014, by and among the Registrant, LVB Acquisition Holding, LLC, and the other signatories thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed April 1, 2015).

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Faegre Baker Daniels LLP (contained in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	To be filed by a post-effective amendment or as an exhibit to a document incorporated by reference herein.

E-1